Exhibit 99.1

FOR IMMEDIATE RELEASE

VEREIT® Announces Appointment of Richard J. Lieb and
Mary Hogan Preusse to its Board of Directors

Phoenix, AZ, February 22, 2017 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”), a full-service real estate operating company with investment management capability, announced the appointment of Richard J. Lieb and Mary Hogan Preusse to the Company’s Board of Directors (“Board”). The appointments of the two new Independent Directors are effective immediately following the expected filing of VEREIT’s 2016 Annual Report on Form 10-K (“Annual Report”) on Thursday, February 23, 2017, and expands the Board to include eight members. Additionally, Independent Director Bruce D. Frank has resigned from the Board, also effective immediately following the filing of the Company’s Annual Report.

“On behalf of the Board, I would like to thank Bruce for his instrumental role and contributions to the Company. He was at the forefront of helping to stabilize and reestablish the Company’s momentum as it charted a new course,” said Glenn Rufrano, VEREIT’s Chief Executive Officer. “We are pleased to have Mary and Richard join VEREIT’s Board, increasing the number of independent directors and adding real estate experience, capital markets knowledge and industry leadership.”

Richard J. Lieb
Mr. Lieb is a Managing Director and Chairman of Real Estate at Greenhill & Co., LLC, a publicly traded independent investment banking firm. Prior to that, he was head of the Real Estate, Gaming and Lodging Group and also served as Greenhill’s Chief Financial Officer from 2008 to 2012. Prior to joining Greenhill in 2005, he spent more than 20 years with Goldman Sachs, where he headed its Real Estate Investment Banking Department from 2000 to 2005. Mr. Lieb has more than 30 years of experience focusing on advisory opportunities in the real estate industry. His work has covered the full range of investment banking services for nearly all property sectors including strategic advisories, IPOs and other securities offerings, asset purchases and sales, property financings, restructurings and merger and acquisition assignments. Mr. Lieb also serves as an independent director of CBL & Associates Properties, Inc., a publicly traded REIT focused on middle market regional malls, and of AvalonBay Communities, Inc., a publicly traded REIT focused on developing, redeveloping, acquiring and managing apartment communities in leading metropolitan areas. He received his MBA from Harvard Business School in 1985 and his BA from Wesleyan University in 1981.

Mary Hogan Preusse
Ms. Hogan Preusse is Managing Director and Co-Head of Americas Real Estate for APG Asset Management US, which manages pension assets on behalf of Dutch citizens. She is responsible for managing all of the firm’s public real estate investments in North and South America, which total $13 billion in assets, and is a member of the Executive Board of APG Asset Management US. Prior to joining APG in 2000, Ms. Hogan Preusse spent eight years as a sell side analyst covering the REIT sector, and began her career at Merrill Lynch as an investment banking analyst. In 2015, she was the recipient of NAREIT’s E. Lawrence Miller Industry Achievement Award for her contributions to the REIT industry. Ms. Hogan Preusse also serves as an independent director of Kimco Realty Corp., a publicly traded REIT that owns and operates open-air shopping centers. She serves on NAREIT’s Investor Advisory Council and is a member of the Real Estate Advisory Board for the Carey Business School at Johns Hopkins University. Ms. Hogan Preusse graduated from Bowdoin College in Brunswick, Maine with a degree in Mathematics and is a member of Bowdoin's Board of Trustees.

Media Contacts
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

John Bacon, Senior Vice President, Corporate Communications
VEREIT
602.778.6057 | JBacon@VEREIT.com

Investor Relations Contact
Bonni Rosen, Director, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Forward-Looking Statements
Information set forth herein (including information included or incorporated by reference herein) may contain “forward-looking statements” (within the meaning of section 27A of the Securities Act of 1933, as amended, and in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations regarding future events. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors which are difficult to predict, may be beyond VEREIT’s control and could cause actual results to differ materially from those contained in the forward-looking statements. If a change occurs, VEREIT's business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. Such forward-looking statements include, but are not limited to, VEREIT’s expectation that it will file its 2016 Annual Report on Form 10-K on the announced date and that Mr. Lieb and Ms. Hogan Preusse will join the Board of Directors following such filing, as well as VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

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